Exhibit 99.1

KULR Technology Group Reports Record Third Quarter 2022 Financial Results

SAN DIEGO / GLOBENEWSWIRE / November 9, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today reported results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Results

Revenues: In the third quarter ended September 30, 2022, revenue increased to $1.4 million from $0.6 million reported in the same period last year. The increase in revenue was primarily due to an increase in contract services and product sales revenues in the quarter.

Cash: As of September 30, 2022, the Company had $16.2 million of cash compared to $14.9 million as of December 31, 2021.

Gross Margins: Gross margin was 33% in the quarter ended September 30, 2022, compared to 74% in the same period last year. The decrease was primarily due to increased labor costs to produce finished goods, costs to procure customized finished goods and component material for a new product line, and shipping costs from the Company’s contract manufacturer.

Selling, General and Administrative (SG&A) Expenses: SG&A expenses increased to $4.3 million in the third quarter of 2022 from $3.1 million in the same period last year. The increase in SG&A expenses was primarily due to an increase in marketing and advertising expenses as well as an increase in labor costs to build future capacity for planned revenue growth.

Research and Development (R&D) Expenses: R&D expenses in the third quarter of 2022 increased to $1.1 million from $0.5 million in the same period last year. The increase was primarily due to planned increases in headcount in order to build future capacity, and other R&D initiatives designed to build future revenue growth.

Operating Loss: Loss from operations was $5.0 million for the third quarter of 2022, compared to $3.1 million from the same period last year. The increase in operating loss was primarily driven by increases in R&D and SG&A expenses.

Net Loss: Net loss for the third quarter of 2022 increased to $5.6 million, or a loss of $0.05 per share, compared to a net loss of $3.1 million, or a loss of $0.03 per share from the same period last year.

Management Commentary

“The third quarter was an inflection point for KULR as we achieved record revenue results and began transitioning to the next chapter of our growth story,” said KULR CEO Michael Mo. “The strategic investments made in the previous quarters into our employees, R&D, and sales & marketing initiatives, have effectively laid the groundwork to accelerate our expansion efforts. These investments will moderate going forward, and we expect to continue generating a strong ROI that will translate to top line growth. Additionally, there will be a fluctuation in gross margins in the short term as a result of conducting business with different customers for a wide range of products and services. With a strong cash position, a robust sales pipeline, and a clear pathway for success, we remain laser focused on executing the game plan over the coming quarters and beyond to manifest our growth plans.”

Third Quarter 2022 and Recent Operational Highlights:

•	Commenced Phase 2 development of passive propagation resistant (“PPR”) battery systems for the Lockheed Martin Corporation, following a successful Phase 1 trial.
•	Secured deployment order totaling over $500,000 from a leading Department of Defense (“DoD”) contractor, with future considerations up to the multi-million-dollar amount over the next year.
•	Secured two orders from a leading Fortune 20 e-commerce and cloud computing company for its next generation Li-ion battery powered commercial drone delivery fleet.
•	Received an order from a leading Fortune 500 commercial aviation company for KULR’s suite of battery design and safety solutions in the development of its new electric vertical takeoff and landing aircraft (“eVTOL”).
•	Announced a production protype order from a top-tier power tool manufacturer for KULR SafeCase, a reusable, safe, and high-energy battery transportation and storage solution.
•	Received approval from the Department of Transportation (“DoT”) to increase the energy levels in three special permits from 2.1 kWh to 2.5 kWh, expanding usage for the SafeCase product.
•	Launched KULR VIBE, an AI driven vibration reduction solution, through its acquisition of VibeTech. KULR VIBE utilizes proprietary sensor processes with advanced learning algorithms to both achieve precision balancing solutions, and successfully predict component failure based on its comprehensive database of vibration signatures. Its enhanced AI learning algorithms pinpoint areas where excess vibrations cause a loss of energy that can lead to system malfunctions, weakened performance, and maintenance issues.
•	Presented at the Federal Aviation Administration’s (“FAA”) Tenth Triennial International Fire and Cabin Safety Research Conference on the necessities of a holistic battery safety strategy for electrical aviation.
•	Joined NAATBatt International, the premiere trade association of developers, manufacturers, suppliers and users of battery technology in North America, as a platinum member.

Conference Call
The Company has scheduled a conference call for November 9, 2022, at 4:30 p.m. ET to discuss these results. Michael Mo, KULR’s CEO; Keith Cochran, President & COO, and Simon Westbrook, CFO, will provide a business update for the Company followed by a question-and-answer period.

To access the call:
Dial-In Number: 855-459-0165
Access Code: 361411

Please call the conference telephone number 10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be available for replay here and via the Investor Relations section of KULR’s website.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time.  In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Investor Relations
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
Main: (410) 825-3930
info@chesapeakegp.com